Exhibit 99.1

Arena Reports Second Quarter Financial Results with Strong Liquidity Position, and Initiation of Etrasimod ELEVATE UC 52 and Olorinab CAPTIVATE Trials

•	Etrasimod initiation of the Phase 3 ELEVATE UC 52 global trial in ulcerative colitis (UC)
•	Olorinab initiation of the Phase 2 CAPTIVATE clinical trial in abdominal pain associated with irritable bowel syndrome (IBS)
•	Multiple first- or best-in-class drug candidates, skilled leadership team and liquidity position of over $1.2 billion

SAN DIEGO, Calif., August 7, 2019 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the second quarter ended June 30, 2019.

“Arena is off to a strong 2019 and we remain highly focused on achieving several key clinical and regulatory goals. We are excited to have recently initiated two important trials, the etrasimod Phase 3 ELEVATE UC 52 trial and the olorinab Phase 2 CAPTIVATE trial. We will provide further detail around the CAPTIVATE trial on today’s call,” said Amit D. Munshi, President and CEO of Arena. “Execution is key for Arena this year, following several positive data readouts and strategic transactions across our pipeline.  We look forward to demonstrating the potential benefits and differentiation of our first- or best-in-class assets as we continue to deliver these exciting milestones.”

Pipeline Update

Etrasimod – Next generation, once-daily, oral, selective sphingosine-1-phosphate (S1P) receptor modulator in development for the treatment of multiple immune and inflammatory diseases

•	Ulcerative colitis (UC): The global Phase 3 ELEVATE UC registrational program will consist of two key trials to evaluate etrasimod 2 mg in subjects with moderately to severely active UC
o	ELEVATE UC 52, a treat-through trial with a 12-week induction period followed by 40 weeks of maintenance; trial was initiated in June
o	ELEVATE UC 12, a 12-week trial, which is expected to initiate at a later date to optimize speed to market

•	Crohn’s disease (CD):
o	CULTIVATE Phase 2b/3 program planning ongoing

•	Atopic dermatitis (AD):
o	ADVISE Phase 2b trial planning ongoing

Olorinab – Oral, peripherally acting, highly selective, full agonist of cannabinoid type 2 receptor (CB2) in development for the treatment of visceral pain associated with gastrointestinal (GI) diseases

•	Abdominal pain associated with irritable bowel syndrome (IBS):
o

CAPTIVATE is a Phase 2b trial to evaluate three dose levels of olorinab for 12-weeks in approximately 240 subjects experiencing abdominal pain associated with IBS, including IBS with constipation (IBS-C) and IBS with diarrhea (IBS-D). The primary endpoint will measure the improvement from baseline in the weekly Average Abdominal Pain Scale (AAPS); trial was initiated in July

Etrasimod and olorinab are investigational compounds that are not approved for any use in any country.

Financial Update

Second Quarter 2019 Financial Results

•	Revenues totaled $1.0 million, primarily consisting of $0.9 million of royalty revenue
•	Research and development expenses totaled $51.2 million, including $7.0 million related to non-cash share-based compensation
•	General and administrative expenses totaled $18.4 million, including $6.4 million related to non-cash share-based compensation
•	Net loss was $61.4 million or $1.24 per share

At June 30, 2019, Arena’s cash, cash equivalents and investments balance was over $1.2 billion and approximately 49.8 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Wednesday, August 7, 2019, at 4:30 PM EDT to discuss the financial results and provide a corporate update.

When: Wednesday, August 7, 2019, at 4:30 PM EDT

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 4673427

Please join the conference call at least 10 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is driven to deliver novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Arena's proprietary pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility. Etrasimod (APD334), with potential utility in a broad range of immune and inflammatory conditions, is being evaluated in late-stage clinical programs in ulcerative colitis (UC) and Crohn's disease (CD), as well as in programs for other indications such as atopic dermatitis. Arena is also evaluating olorinab (APD371) in a Phase 2 program for gastrointestinal pain. Arena continues to assess other earlier research and development stage drug candidates, including APD418 for decompensated heart failure.

Arena has additional license agreements and partnerships, including with United Therapeutics (ralinepag in a Phase 3 program for pulmonary arterial hypertension), Everest Medicines Limited (etrasimod in Greater China and select Asian countries), Boehringer Ingelheim International GmbH (undisclosed target – preclinical), Outpost Medicine, LLC (undisclosed target – preclinical), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® – marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “expected,” “potential,” “plan,” “in development for,” “will,” “driven to,” “evaluate,” “look forward to,” and include, without limitation, statements about the following: design, initiation, enrollment, data and results, and timing relating to ongoing and intended trials; the potential of Arena’s drug candidates, including to be first- or best-in-class, have optimized pharmacology and pharmacokinetics, have broad clinical utility, and be delivered to patients globally; Arena’s position and ability to execute on its programs; Arena’s drive and focus; and the potential of Arena’s assets, programs, licenses, and collaborations. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; risks related to developing and commercializing drugs; Arena may need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on licenses or collaborative arrangements, including lack of control and potential disputes; the entry into or modification or termination of licenses or collaborative arrangements; and Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 9, 2019. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, MD

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues
United Therapeutics revenue	$—	$—	$800,000	$—
Royalty revenue	941	861	1,914	1,588
Collaboration and other revenue	81	3,133	165	4,161
Total revenues	1,022	3,994	802,079	5,749

Operating Costs & Expenses
Research & development	51,211	26,755	96,607	48,328
General & administrative	18,367	10,405	34,945	21,556
Transaction costs	—	—	14,573	—
Total operating costs & expenses	69,578	37,160	146,125	69,884
Income (loss) from operations	(68,556)	(33,166)	655,954	(64,135)

Total interest & other income (expense), net	7,153	1,333	13,110	1,169
Income (loss) from continuing operations before income taxes	(61,403)	(31,833)	669,064	(62,966)
Income tax provision	—	—	(110,333)	—
Income (loss) from continuing operations	(61,403)	(31,833)	558,731	(62,966)
Loss from discontinued operations	—	—	—	(830)
Net income (loss)	$(61,403)	$(31,833)	$558,731	$(63,796)

Net income (loss) per share, basic:
Continuing operations	$(1.24)	$(0.65)	$11.27	$(1.41)
Discontinued operations	—	—	—	(0.02)
	$(1.24)	$(0.65)	$11.27	$(1.43)

Net income (loss) per share, diluted:
Continuing operations	$(1.24)	$(0.65)	$10.86	$(1.41)
Discontinued operations	—	—	—	(0.02)
	$(1.24)	$(0.65)	$10.86	$(1.43)

Shares used in calculating net income (loss) per share, basic:	49,653	49,263	49,566	44,655
Shares used in calculating net income (loss) per share, diluted:	49,653	49,263	51,459	44,655

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

	June 30, 2019	December 31, 2018
	(unaudited)	(unaudited)[1]
Assets
Cash & cash equivalents	$200,059	$161,037
Accounts receivable	1,824	5,086
Deferred tax assets	—	110,333
Prepaid expenses & other current assets	20,778	10,008
Total available-for-sale investments	1,021,855	367,006
Land, property & equipment, net	23,493	23,114
Other non-current assets	16,526	10,319
Total assets	$1,284,535	$686,903

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$24,637	$26,635
Total lease financing obligations & other long-term liabilities	58,909	54,010
Total stockholders’ equity	1,200,989	606,258
Total liabilities & stockholders’ equity	$1,284,535	$686,903

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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